EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the reference to our firm under the caption "Experts" and to the use of our report dated March 6, 2014, in Amendment No. 2 to the Registration Statement (Form S-1 No. 333-193784) and related prospectus of Nano Vibronix Inc. dated April 28, 2014.

Tel-Aviv, Israel	KOST FORER GABBAY & KASIERER
April 28, 2014	A Member of Ernst & Young Global